STANDARD FORM INDUSTRIAL LEASE



     1. PARTIES AND PREMISES, Landman Omnibus XI Limited Partnership, a Massachusetts limited partnership having an address c/o Berkeley Investments, Inc., 101 Federal Street, Boston, Massachusetts 02110, hereinafter called the Lessor ("Lessor"), which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Endogen, Inc., a Massachusetts corporation with a principal place of business at 6 Gill Street, Wobum, Massachusetts, hereinafter called the Lessee, which expression shall include its successors, executors, administrators, and assigns where the context so adopts, and the Lessee hereby leases the following described premises (the "Premises"):

     Approximately 12,144 rentable square feet of first (1st) floor space as shown on Exhibit A attached hereto in a building (the "Building") known as and numbered 30 Commerce Way, Woburn, Massachusetts 01801, which Building and the location of the Premises therein are depicted in the plan attached hereto as Exhibit A, and which Building is part of a complex contaning two buildings (20 and 30 Commerce Way) and associated grounds (the "Complex"), as depicted in the plan attached hereto as Exhibit A; together with the right to use in common, with others entitled thereto, the Building's common utility pipes and its common utility service connections and the Building lot's entrances, exits and accessways for the purpose of access to and from the Premises. Included as part of the Premises are the loading docks and the doors serving the same located in that part of the Building occupied by the Premises.

     2. PARKING AND LOADING. Lessee shall have the right, in common with others entitled thereto and subject to the reasonable regulation by Lessor, to utilize the paved lot as shown as the cross-hatched area on Exhibit B (except for such parking spaces which have been assigned as of the date of this Lease) for the parking of up to thirty (30) registered and insured trucks, trailers, passenger and commercial motor vehicles and other vehicles for purposes of loading and unloading and for purposes of parking. In exercising the aforesaid rights, Lessee shall not block or impede vehicular or pedestrian passageway or traffic in any entrance or exit to the Building's lot,

All parking and loading or unloading shall be at Lessee's sole risk, and Lessor shall not be responsible for any property damage or loss or any personal injury related thereto except to the extent caused by the negligence or willful misconduct of Lessor or Lessor's employees or agents. At Lessor's request made reasonably in advance, Lessee temporarily shall cause to be removed any parked vehicles or trailers from the parking and loading areas for the purpose of Lessor conducting maintenance of the Building's lot.

Lessor shall be responsible for snow removal/plowing of the Building's paved lot, walkways and loading areas, and for maintenance of landscaping of the Building's

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grounds; provided however, the parties recognize and agree that in the event vehicles, trailers or other obstructions are present in the parking area or loading area during snow removal activities, Lessor will plow around such vehicles trailers or obstructions and shall not be required or expected to remove any residue of snow adjacent thereto.

     3. TERM. The term of this lease shall commence upon the date hereof (the "Commencement Date"), and the term shall terminate on October 31, 1999 (the "Expiration Date"), unless sooner terminated or extended as may be provided herein. The first lease year shall consist of any partial calendar month following the Commencement Date (the "Partial Month") and the next twelve (12) calendar months, Each succeeding lease year shall commence upon the expiration of the prior lease year and shall consist of twelve (12) calendar months, except that Lease Year Four shall be three (3) months in duration.

     Lessor shall deliver the Premises to Lessee "as is", free of all tenants or occupants and their possessions. If Lessor fails to deliver possession of the Premises at the Commencement Date, the Lessor shall not be liable for any damages caused thereby, nor shall this lease be void or voidable, except as provided in the following sentence, but the Commencement Date shall be delayed by the period of delay in the delivery of possession of the Premises. In the event Lessor fails to deliver the Premises in the condition required hereunder by August 15, 1996, Lessee shall have the option to terminate the Lease. If this lease is extended or renewed, all references to "term" herein shall refer to the extension or renewal terms unless specifically designated otherwise.

     In the event it is unable so to deliver possession by the Commencement Date, Lessor will make its reasonable best efforts to deliver possession as soon thereafter as is practical, and it will take all reasonable and necessary legal steps available to it so to secure possession. In no event shall Lessor be liable to Lessee for any damages or claims if Lessor is delayed in delivering or is unable to deliver possession of the Premises to Lessee.

     4. RENT. (A) Rent is payable in twelve (12) equal monthly installments in accordance with subparagraph B below in advance on the first day of each month during each lease year of the term at the office of Landman 2O-3O Commerce Way, P.O. Box 1147, Boston, Massachusetts O2lll. If the Commencement Date or Expiration Date occurs on a day other than the first day of a calendar month, the monthly installment of rent for such month shall be pro-rated based on the number of days in such month, All rent checks shall be payable to LANDMAN XI CORPORATION. If Lessor fails to receive a monthly installment of rent by the fifth (5th) day of the month, interest will accrue on such sum at the rate of 1 1/2% per month until such time as it is paid.

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    (B) The base rent for each year of the term (the "Base Rent") shall be as follows:


  Lease Year                    Per Year          Per Month (or Partial Month)
  ----------                    --------          ----------------------------

  Year One*                    $69,093.48


   08/01/96 - 11/30/96                                         0.00**
   12/01/96 - 07/31/97                                    $8,602.00
Year Two                      $103,224.00                 $8,602.00
Year Three                    $103,224.00                 $8,602.00
Year Four***                  $ 25,806.00                 $8,602.00


*Base Rent is also due for any Partial Month in lease Year One, pro-rata based on the length of said Partial Month.

** In the event Lessor does not deliver the Premises free of all tenants or occupants and their possessions on or before August 1, 1996, the free rent period shall be adjusted on a daily basis so that the Lessee shall receive four
(4) calendar months of free rent.

*** Lease Year Four is three (3) months in duration.

     Base Rent for any Partial Month shall be equal to the product of the number of calendar days remaining in said Partial Month (commencing on the Commencement Date and ending on the the last calendar day of said Partial Month) multiplied by the Pro Rata Amount (as hereinafter defined).

As used herein, the "Pro Rata Amount" shall be equal to the product of the Base Rent per month for Lease Year One divided by the number of calendar days in said Partial Month.

     5. SECURITY DEPOSIT. Upon the execution of this Lease by Lessee, the Lessee shall deposit with the Lessor the amount of Seventeen Thousand Two Hundred Four ($17,204.00) Dollars. This deposit shall be held by Lessor as security for payment of all rent and other sums of money payable for the term and for the faithful performance by Lessee of all other covenants and agreements; provided, however, that the Lessee shall have no right to require Lessor to indemnify itself from this deposit for any particular violation or default of Lessee, the use of this deposit to indemnify Lessor being within Lessor's sole discretion and Lessor hereby reserves the right to proceed against the Lessee directly for any amounts owed by Lessee for any violation or default of Lessee pursuant to the terms of this Lease. If all or any part of the deposit is applied to an obligation of Lessee hereunder, Lessee shall immediately upon request by Lessor restore said deposit to its original amount. No interest shall be payable to Lessee on account of this deposit, provided that Lessor shall place the funds from this deposit in a separate account. Upon any conveyance by Lessor of its interest under this lease, the deposit may be delivered by Lessor to Lessor's grantee or transferee (or accounted for by means of an adjustment between seller and buyer). Upon any such delivery or accounting, Lessee hereby releases Lessor of any and all liability with respect to the deposit, its application and return, and Lessee agrees to look solely to such grantee or transferee.


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     This deposit, or any part thereof, not applied by Lessor, to cure a default by Lessee, in the exercise of Lessor's remedies hereunder or as otherwise permitted under this Lease, shall be returned to Lessee within thirty (30) days of the Expiration Date or earlier termination of this Lease or the date on which any renewal term expires, and only after Lessee has fully vacated the Premises, notwithstanding that this lease has been terminated by Lessor; it being the intention of the parties that this deposit shall secure Lessor not only as to default by Lessee before such termination, but also to secure Lessor from any deficiency of rent or other charges payable to Lessor by Lessee.


      6. ADDITIONAL RENTS.

      A. - Additional Rent Due to Taxes.

     The Lessee shall pay as additional rent (herein referred to as Lessee's "Tax Adjustment"), Lessee's Proportionate Share of all real estate taxes, sewer rents or taxes in the nature of real estate taxes, including special and general assessments, however the same may be proportionately designated, levied or assessed by state or local governmental authorities, (herein collectively referred to as "Taxes"), attributable to all buildings and land that comprise the total site of the Complex (20-30 Commerce Way, Woburn, Massachusetts). Notwithstanding the foregoing, Lessee shall bear no share of any special or betterment assessments which have been assessed prior to the Commencement Date of the term of this Lease. Lessee shall be responsible for all taxes and other levies assessed against personalty owned or controlled by it.

     In the event Lessor obtains an abatement or refund of Taxes with respect to any period of time falling wholly or partly within the term of this Lease, Lessee shall receive Lessee's Proportionate Share of such refund for the period falling within the term of this Lease after deduction of the reasonable costs in obtaining said abatement or refund, which amount shall, in the sole discretion of Lessor, be (i) applied in reduction of any Base Rent or Additional Rent due or owing by Lessee to Lessor or (ii) paid to Lessee @thin sixty (60) days of receipt of Lessor of said abatement or refund. Lessee shall have no right to contest the amount of any valuation of the Complex or any assessment of taxes without the written consent of Lessor, which may be withheld in Lessor's sole and absolute discretion.

      B. - Additional Rent Due to Expense Adjustments.

     Lessee shall pay to Lessor as additional rent (hereinafter referred to as Lessee's "Expense Adjustment"), Lessee's Proportionate Share of Operating Costs, "Operating Costs" shall mean all costs incurred and expenditures made by the Lessor in the operation and management of the Building or of buildings and the associated land comprising the Complex (hereinafter collectively called the Property), and the maintenance and repair of the Property and its common systems, exclusive of capital expenditures, leasing commissions, special services to other tenants, financing expenses and real estate taxes, as determined in accordance with generally accepted accounting principles. Operating Costs include, without limitation, costs of cleaning, security, janitorial service, common area heating, ventilation, electricity, air-conditioning, all utilities not separately metered, maintenance of the grounds, (including periodic repaving and repainting of the paved areas when necessary), snow removal, management fees not to exceed five (5%) percent of rent, wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Lessor or any contractor of Lessor engaged in the cleaning, operation, maintenance or security of the Property, insurance relating to the Property, legal and accounting fees related to the management of tenants and the operation of the Property, payments other than

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taxes to the municipality in which the Property is located, including but not limited to water and sewer charges, supplies, and all other expenses customarily incurred in connection with the operation and maintenance of buildings of comparable type and use. Operating Costs shall not include: salaries, wages, benefits and other expenses of administrative employees and other persons not involved in the daily operations of the Building; principal, interest or other charges relating to indebtedness secured by a mortgage covering any portion of the Building, Property or the Complex; any capital cost incurred in connection with expansion of the rentable area of the Building or the Complex; any utility or other service used or consumed in the premises leased to any tenant or occupant, but only if Lessee's use or consumption of such utility or other services is separately metered or sub-metered at the Premises; efforts to lease portions of the Building or to procure new tenants for the Building, including advertising expenses, leasing commissions and attorney's fees; negotiations or disputes with any tenant of the Building; Lessor's general overhead not directly related to the management or operations of the Building; depreciation of the Building; repairs and replacements arising out of a fire or other casualty or an exercise of the eminent domain of the Building to the extent of the net insurance or eminent domain proceeds; Lessor's breach or violation of a law, including fines, penalties and attorneys' fees; compensation paid to employees or other persons in connection with commercial concessions operated by Lessor; environmental testing and remediation; compliance by Lessor with laws existing as of the date of this Lease, including without limitation the Americans with Disabilities Act and the regulations and standards thereunder, sculptures, paintings and other works of art; and any items with respect to which Lessor receives reimbursement from insurance proceeds or from a third party.

     "Lessee's Proportionate Share" for purposes of this Lease shall be 11.56% which percentage equals a fraction, the numerator of which is the square footage of the Premises, and the denominator of which is the square footage of the Complex. In the event there are additions to the Complex thereby adding square footage thereto, or in the event the square footage of the Premises is changed (except for voluntary changes made to the Premises by Lessee) resulting in changes to the square footage figures of the Premises and Complex, then Lessee's Proportionate Share shall be adjusted appropriately so as to reflect said changes.

This section shall in no way define the responsibilities or duties of the Lessor or Lessee regarding the maintenance, repair, or operation of the Complex or of the Premises, said responsibilities and duties being defined elsewhere in the lease. Moreover, the provisions of this section shall not be construed or interpreted so as to require the Lessor or Lessee to take any action with respect to maintenance or repair of the Complex or of the Premises.

     C. - Payment of Expense Adjustment:

Lessee's Tax Adjustment and Lessee's Expense Adjustment shall be paid to the Lessor in monthly installments coincidental with the the monthly Base Rent payment as stated above; and the amount of such Adjustment payments shall be initially established by the Lessor as a good faith estimate of such amounts and may be modified from time to time as Lessor determines is reasonable and necessary in order to adequately budget and allocate such expenses.

     It is acknowledged that all of the Lessor's actual taxes and expenses for a given fiscal year in accordance with generally accepted accounting practices shall not be determined until ninety (90) days after the termination of the Lessor's fiscal year, and thereafter, Lessor shall send Lessee a statement reasonably itemizing the components and the calculation of Lessee's Tax and Expense Adjustments. Accordingly, the Lessor shall


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exercise good faith and diligence in establishing the projected monthly expense adjustments for any given fiscal year, and shall readjust and recompute said monthly Lessee's Tax and Expense Adjustment as is appropriate for the following fiscal year, In the event that an arrearage or overage exists in the payment of Lessee's Annual Tax and Expense Adjustment for a fiscal Year, the Lessee or Lessor (as the case may be) shall pay the same to the other pay within thirty
(30) days of receipt of a statement from Lessor to Lessee itemizing the same.

     The Tax and Expense Adjustment shall be appropriately prorated for any partial fiscal year falling within the term of this lease. For purposes of this lease, the term "fiscal year" is defined as the twelve (12) calendar month period commencing on July 1 and ending on June 30.

     On the date this lease expires or is otherwise terminated, the entire proportionate share of the additional rent on account of Taxes and Operating Costs for the fiscal year during which such expiration or termination occurs shall immediately become due and payable by Lessee to Lessor. Such proportionate share shall be equal to the product of (i) Lessee's Share of the estimated amount of Taxes and Operating Costs for said fiscal year (the estimated amount being based upon the most recent applicable data reasonably available to Lessor) divided by twelve (12); multiplied by (ii) the number of calendar months in the period commencing on July 1 of the fiscal year in which the lease expires or otherwise terminates and ending on the date of expiration or termination. Lessee shall be liable to Lessor for any amount by which Lessee's Proportionate Share of the estimated amount of any Taxes and Operating Costs for said fiscal year are less than Lessee's Proportionate Share of actual Taxes and Operating Costs for said fiscal year, and shall pay the same to Lessor within fifteen (15) days of notice from Lessor of said amount of additional taxes and Operating Costs. Lessor shall be liable to Lessee for any amount by which Lessee's Share of the estimate amount of any Taxes and Operating Costs for said fiscal year are more than Lessee's Share of actual Taxes and Operating Costs for said fiscal year, and shall, in the sole discretion of Lessor, either (i) apply said additional amount in reduction of any Base Rent or Additional Rent due or owing by Lessee to Lessor or (ii) pay said additional amount to Lessee within thirty (30) days of Lessor's determination of actual Tax liability and Operating Costs for said fiscal year as provided under the second paragraph of this Section 6C, Adjustments shall be made if the terms of this lease begins and/or ends on other than the first or last day of a fiscal year. In the event of Lessee's default, however, Lessee's obligation to pay any and all additional rent under this lease shall continue and shall cover all periods up to the Expiration Date.

     Lessee shall have the right to have the books and records relative to such Tax and Expense Adjustment for any year audited by an independent accountant selected by it, at Lessor's Boston area office, and in the event that such independent accountant's inspection shall disclose any discrepancy either with the Expense Adjustment or the Tax Adjustment stated by Lessor, then unless the parties promptly resolve any such dispute the matter shall be resolved in accordance with the arbitration procedures of the American Arbitration Association. As soon as the Taxes and/or Operating Costs for a year have been finally determined, there shall be an appropriate adjustment between Lessor and Lessee to reflect any overpayment or underpayment of Lessee's proportionate share for such year, and the Lessor shall pay within ten (10) days of said determination any overpayment to the Lessee or the Lessee shall pay within ten
(10) days of said determination any underpayment to Lessor, as the case may be.

7. Intentionally Deleted.

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     8. ADJUSTED RENT. Intentionally Deleted.

     9. UTILITIES. The Lessee shall pay, during the term as they become due, all bills for electricity and other utilities (including those that are used for furnishing heat or other purposes) that are furnished to the Premises and presently separately metered, and all bills for fuel furnished to a separate tank servicing the Premises exclusively. The Lessor agrees to provide all other utility service (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the Premises, and to furnish cold water to the Premises' lavatories, and to light any common passageways, parking areas and common stairways, all subject to interruption due to the making of repairs, alterations, or improvements, and due to circumstances beyond Lessor's control such as accident, labor difficulties, trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said Building, or to any other cause beyond the Lessor's reasonable control.

     Lessor shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Commencement Date of this lease. In the event Lessee requires additional utilities or equipment, the installation and maintenance thereof shall be Lessee's sole obligation, provided that such installation shall be subject to the written consent of the Lessor. Lessee agrees that, upon written notice to Lessee, Lessor may, at Lessor's expense and subject to the terms of this lease, separately meter water and sewer use to Lessee's Premises in which case Lessee shall pay directly for its own water use pursuant to its meter readings and Lessee shall be responsible for the maintenance thereof.

     10. USE OF LEASED PREMISES. The Lessee shall use the Premises only for the purpose of biomedical product research, biomedical product development, biomedical product manufacturing and biomedical product sales and support and related shipping, receiving, training, offices, warehousing, storage, administration and other ancillary uses, but for no other purpose. Provided however, Lessee shall not use the Premises in such a way as to unreasonably interfere with the use of or by, or to unreasonably constitute a nuisance to Lessor or to any other tenant or licensee of the Building or to passersby or do or fail to do other acts which, in Lessor's reasonable judgement, may unreasonably affect the reputation or appearance of the Building, or which, in Lessor's reasonable judgement, may tend to unreasonably degrade the economic status of the Building or unreasonably interfere with its most effective operation and Lessee shall not conduct at the Premises any hazardous or dangerous activities or any activities posing uncommon, unusual or out of the ordinary level of risk to property or to persons. Moreover, Lessee shall not utilize or produce at or bring on to the Premises any hazardous, dangerous or volatile substances, or any infectious materials or waste products or any diseased materials , substances, pathogens or viruses, except in accordance with Addendum #2 of this lease. All substances utilized by Lessee at the Premises shall be in compliance with all governmental and industry rules, regulations, laws and practices, and Lessee shall obtain and maintain in force and effect all governmental licenses and permits required therefore. In addition, Lessee shall take all steps reasonable and necessary for the safe and adequate containment and disposal of all substances or matter of whatever nature utilized, developed or stored at the Premises and their by-products and any item or substance in contact therewith. Lessee hereby indemnifies and holds harmless Lessor and its Managing Agent, and will defend the same, from and against any liability, causes of actions, claims, fines, penalties, judgments, suits, demands, bonds, damages of every kind, nature and description in law or in equity arising from or relating to Lessee's operations and activities at the Premises and Lessee shall inform Lessor (within seven days of receipt thereof) of any notices of violations it receives from any governmental agency regarding its use or handling thereof


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All waste, trash, accumulated garbage generated or produced by Lessee in its operations ("Operations Waste") at the Premises (other than its ordinary business office trash) shall be held and stored by Lessee temporarily at the Premises and shall not be co-mingled with its ordinary business office trash. Lessee shall cause such Operations Waste to be removed from the Premises at its expense on a weekly basis. Lessee shall not cause any odors, fumes, noise or undue vibrations to emanate from the Premises or to disturb any other tenant of the Building.

     11. COMPLIANCE WITH LAWS. The Lessee acknowledges that no trade nor occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the Premises are situated, or which tend to degrade the economic status of the building. Lessee has no obligation to cause any portion of the Building outside of the Premises to comply with any law.

     Lessor makes no representations or warranties concerning compliance of the Premises or the Building with any federal, state or municipal law, rule, regulation or ordinance, including, without limitation, compliance of the same with applicable provisions of the Americans with Disabilities Act, so-called, and with applicable zoning and permitting requirements.

     12. FIRE INSURANCE. The Lessee shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to it's powers. The Lessee shall on demand reimburse the Lessor, and all other tenants existing as of the date of this lease, all extra insurance premiums caused by the Lessee's use of the Premises.

     13. MAINTENANCE.

     A. LESSEE'S OBLIGATIONS. The Lessee agrees to maintain the Premises as it may be improved or put during the term of this lease in the same condition in which the Premises were in on the Commencement Date, damage by fire and other casualty, eminent domain and reasonable wear and tear only excepted, and whenever necessary, to replace plate glass and other glass therein damaged or broken by Lessee or anyone claiming by, through or under Lessee,. The Lessee shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Lessee shall be responsible for the maintenance and repair of all electrical, plumbing, heating, air conditioning, ventilation and other mechanical installations located entirely on or serving only the Premises as of the Commencement Date and Lessee shall be responsible for the maintenance, repair and replacement of all electrical, plumbing, heating, air conditioning, ventilation and other mechanical installations installed on the Premises by Lessee.


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     B. LESSOR'S OBLIGATIONS. The Lessor agrees to maintain, repair and replace
(as necessary) the structure and foundation of the Building, the roof (except for repairs thereto necessitated by Lessee's installation, repair or replacement of equipment located on the roof), the parking areas, accessways, and other common areas in the same condition as it is on the Commencement Date or as it may be improved during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is the result of unreasonable wear and tear by the conduct of Lessee or those for whom the Lessee is legally responsible. Except as otherwise provided in section 13A above, Lessor shall be responsible for maintaining, repairing and replacing (as necessary) the Building's mechanical, plumbing and electrical systems and other mechanical installations (including without limitation the HVAC system) which serve more than one leasing unit, Lessor shall maintain the landscaping of the Building's grounds, shall plow the Building's paved lots as hereinbefore stated and shall provide outside lighting for parking areas.

     14. ALTERATIONS - ADDITIONS. The Lessee shall not make alterations or additions, structural or otherwise, to the Premises, without the prior written consent of Lessor, provided that Lessor's consent shall not be unreasonably withheld solely with respect to non-structural alterations or additions to the Premises which will not cause damage to the Premises upon removal. All such allowed alterations shall be at Lessee's expense and shall be in quality at least equal to the present construction. Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the leased Premises for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed of claimed to have been performed at the direction of Lessee and shall cause any such lien to be released of record forthwith without cost to Lessor. Any alterations or improvements (except as provided in Addendum #5) made by the Lessee shall become the property of the Lessor at the termination of occupancy as provided herein, unless the parties agree otherwise at the time Lessor's consent is requested. Notwithstanding the foregoing, Lessor hereby approves construction by Lessee at its sole cost and expense, of the improvements more specifically referenced on
Exhibit 6, provided, however, that it shall be a condition to such approval that Lessee provide Lessor with and Lessor shall approve plans and specifications showing said tenant improvements in such form, substance and detail as Lessor shall reasonably require.

     All work, construction activity, modifications, changes, remodeling to the Premises or the Building by the Lessee pursuant to any rights specifically granted to it in this Lease or other by Lessor (the "Work") shall be performed subject to and in compliance with the following conditions:

a. Except as is specifically approved in writing by Lessor, the Work shall not change, alter, remove or interfere with the structural components of the Building, and shall not, except to an immaterial degree, restrict access to the utility systems of the Building.

b. The Work, except to an insignificant degree, shall not interfere with other tenants or their business operation and shall not affect or limit the storage and other use of the basement, if any, or other areas of the Building by those entitled thereto,

c. The Work shall be performed in a workmanlike manner with all governmental permits in place, pursuant to stamped and professionally prepared plans which have been approved in writing and in advance by Lessor, said approval not to be unreasonably withheld, conditioned or delayed.


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d. All Work shall be performed by licensed adequately insured contractors who, prior to the commencement of Work, have deposited a certificate of insurance with Lessor naming Lessor as an additional insured under said certificates and evidencing workman's compensation and comprehensive general liability insurance in the amount of at least $1,000,000.

e. All damage to the Building (including other tenant spaces) or to the Premises as a result of said Work shall be the responsibility of the Lessee, and Lessee hereby indemnifies and holds Lessor harmless for any costs, causes of actions or damages resulting from said Work, including costs of repair.

f Prior to the commencement of the Work, Lessee shall deliver to Lessor in a form reasonably satisfactory to Lessor the general contractor's license and copies of all building permit's and applications for permits.

     15. ASSIGNMENT - SUBLEASING. Lessee shall not assign, sublet, underlet, mortgage, pledge or encumber (collectively referred to as "Transfer") this lease without Lessor's prior written consent; which consent shall not be unreasonably withheld or delayed. Any Transfer made without such consent shall be void. Moreover, as additional rent, Lessee shall reimburse Lessor promptly for reasonable legal and other expenses incurred by Lessor in connection with any request by Lessee for consent to a Transfer. The factors which Lessor may consider, without limitation, as part of its determination as to whether it may reasonably withhold consent to an assignment or sublet to a proposed transferee, are as follows: (i) whether such proposed transferee has a good reputation and has previous business experience, (ii) whether such proposed transferee has a net worth sufficient in the reasonable discretion of the Lessor to satisfy all of the obligations of the lessee under this lease, and (iii) whether such proposed transferee shall continue to use the Premises as stated in
Article VI of this lease and in character with the Building.

     In the event that Lessor gives its consent pursuant to the foregoing paragraph, Lessee shall remain primarily liable upon all the terms, conditions and covenants hereof, will deliver to Lessor an instrument executed by the Transferee binding the same to the terms and provisions of this lease and will pay to Lessor fifty (50%) percent of the amount by which the sum of rent, additional rent due to taxes and all other money or consideration it received from a Transferee exceeds the sum of all monetary obligations which Lessee owes to Lessor for the period of such Transfer.

     Consent by Lessor, whether express or implied, to any Transfer shall not constitute a waiver of Lessor's right to prohibit any subsequent Transfer; nor shall such consent be deemed a waiver of Lessor's right to terminate this lease upon any subsequent Transfer. Moreover, Lessor's acceptance of any name for listing on any Building directory will not be deemed, nor will it substitute for Lessor's consent, as required herein, to any sublease, assignment or other occupancy of the Premises.

     As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (a) any transfer of the Lessee's interest in the lease by operation of law, the merger or consolidation of the Lessee with or into any other firm or corporation; or (b) the transfer or sale of a controlling interest in the Lessee or any parent of Lessee whether by sale of its capital stock or otherwise; or (c) any transfer to an entity which controls, is under common control, or is controlled by Lessee (any of the foregoing being collectively referred to herein as a "Corporate Assignment"); provided howPever, that Lessor shall give its consent to a Corporate Assignment if (i) the assignee, transferee or resulting entity pursuant to said Corporate Assignment has a net worth at least equal to the greater of (a) the net worth of Lessee on the date of this Lease, or (b) the net worth of Lessee on the day immediately preceding such Corporate Assignment, (ii) the assignee, transferee or resulting entity pursuant to such Corporate Assignment executes an assumption agreement in form and substance reasonably satisfactory to Lessor assuming all of the obligations of Lessee under this Lease, and (iii) the assignee, transferee or resulting entity shall continue to use the Premises as stated in
Article VI of this Lease and in character with the Building. The preceding notwithstanding, the term "assign" or "assignment" shall not be deemed to include public trading of shares of stock in Lessee on the stock exchange in the ordinary course of business so long as same does not constitute the sale of a controlling interest in Lessee.

     16. TENANT ESTOPPELS AND MORTGAGEE RIGHTS. Lessee agrees from time to time, upon not less than fifteen (15) days prior written request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect and that Lessee has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Lessor or Lessee under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the fixed rent, additional rent and other charges have been paid, and such other matters as a mortgagee or purchaser of the Premises may reasonably request. Any such statement delivered pursuant to this Section may be relied upon by any current or prospective purchaser or mortgagee or any current or prospective assignee of any such mortgagee.

     16.1 Lease Subordinate-Superior. This Lease shall be subject and subordinate to any mortgage ("Mortgage") now or hereinafter placed on the Building or its grounds, or both, or any portion or portions thereof or interest therein, which are separately and together hereinafter in this Section 16 referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided, however, that conditioned upon Lessee not being in default beyond applicable cure periods under any of the terms of this Lease, subsequent to the Commencement Date, Lessor shall use reasonable efforts to obtain from any such mortgagee on Lessee's behalf an agreement on the part of such mortgagee to recognize this Lease and all of Lessee's rights hereunder as though this Lease were prior to any such mortgage, such agreement to be in form and substance of the Subordination, Non-Disturbance and Attornment Agreement attached hereto as
Exhibit 1 and incorporated herein by reference (the "Non-Disturbance Agreement"), subject to the execution and delivery by Lessee, at the time of execution of this lease, of the Non-Disturbance Agreement (and Lessee acknowledges that the execution of such Non-Disturbance Agreement by Lessor's mortgagee, shall be at the sole discretion of such mortgagee), provided further, however, that the mortgagee, or any purchaser at a foreclosure sale or otherwise shall not be:

     (a) liable for any act or omission of a prior Lessor (including the mortgagor); or

     (b) subject to any offset or defenses which the Lessee might have against any prior Lessor (including the mortgagor); or

     (c) bound by any rent or additional rent which the Lessee might have paid in advance to any prior Lessor (including the mortgagor) for any period beyond the month in which foreclosure or sale occurs; or

     (d) bound by any security deposit which Lessee may have paid to any prior Lessor (including the mortgagor), unless such deposit is in an escrow fund available to the mortgagee; or

     (e) bound by any agreement or modification of the Lease made without the consent of the mortgagee; or

     (f) bound by any notice of termination given by any prior Lessor (including the mortgagor) without the mortgagee's written consent thereto; or

     (g) personally liable under this Lease and the mortgagee's liability under the Lease shall be limited to the ownership interest of the mortgagee in the Premises; or

     (h) liable for any fact or circumstance or condition to the extent existing or arising prior to the mortgagee's (or such purchaser's) succession to the interest of the Lessor under the Lease and such mortgagee or such purchaser further shall not be liable except during that period of time, if any, in which such mortgagee or purchaser and Lessee are in privity of estate.

     In the event that any mortgagee or its successor in title shall succeed to the interest of Lessor, then, Lessee shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Lessor. Any claim by Lessee under the Lease against the mortgagee or such successor shall be satisfied solely out of the mortgagee's or such successor's interest in the Premises and Lessee shall not seek recovery against or out of any other assets of mortgagee or such successor.

     Notwithstanding the foregoing, any mortgagee may at its election subordinate its Mortgage to this Lease without the consent or approval of Lessee.

     This Section 16.1 shall be self-operative. Lessee agrees to execute and deliver promptly any appropriate certificates or instruments requested by Lessor or any mortgagee to carry out the subordination and attornment agreements contained in this Section 16.1.

     16.2 Modification, Termination or Cancellation. No assignment of the Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Lessor under this Lease, or to relieve Lessee of any obligations or liability under this Lease, shall be binding on Lessor's mortgagees of record unless consented to by such mortgagees of record, if any. No fixed rent, additional rent, or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Lessee shall be liable for the amount of such payments to such mortgagee.

     16.3 Rights of Holder of Mortgage. No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice of Lessor's act or failure to act to Lessor's mortgagees of record, if any, specifying the act or failure to act on the part of Lessor which could or would give basis to Lessee's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 16.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

     16.4 Assignment of Rents. With reference to any assignment by Lessor of Lessor's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Lessee agrees:

     (a) that the execution thereof by Lessor, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Lessor hereunder, unless such holder shall, by notice sent to Lessee, specifically otherwise elect; and

     (b) that, except as aforesaid, such holder shall be treated as having assumed Lessor's obligations hereunder only upon foreclosure of such holder's mortgage (or the acceptance of a deed in lieu of foreclosure) and the taking of possession of the Premises.

     16.5 Implementation of Section 16. Lessee agrees on request of Lessor to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Section 16.

     17A. LESSOR'S ACCESS. The Lessor or agents of the Lessor may, at reasonable times and upon reasonable advance notice, enter to view the Premises and remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Lessor should elect to do and may show the Premises to others within the last six (6) months of the term, and at any time within three (3) months before expiration of the term and may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation. In addition to the foregoing, the holder of any Mortgage shall have access to the Premises during normal business hours and upon reasonable advance notice for the purposes of conducting appraisals, environmental assessments, structural and other types of inspections of the Premises that Mortgagee deems advisable.

     During the term, Lessor may, at its sole discretion, choose to undertake rehabilitation, renovation, and/or repair of the Premises and Building, including, without limitation, remodeling the storefronts, installation of new windows, HVAC systems, stairwells, bathrooms, sprinkler systems, detection systems, etc. (collectively or singly referred to as "Rehabilitation"). Such Reahabilitation, which may be minor or major in nature, shall be undertaken solely at the Lessor's option and expense, and does not in any way constitute part of the Lessee's consideration under this lease and does not in any way obligate Lessor to perform the same.

     Moreover, Lessor reserves the right from time to time, without unreasonable interference with Lessee's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located, so far as practicable, in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the premises. The work detailed in this paragraph shall be deemed to be Rehabilitation for purposes of this Article.

     Lessee recognizes and agrees that during the time that any Rehabilitation is made to the Premises, and during the time that Rehabilitation work is being done to the Building including the Premises, the Lessee may experience interruptions (including interruptions to services) due to such construction and rehabilitation work and workmen entering the Premises in connection with such work, and agrees to cooperate fully with the Lessor's efforts to make such repairs and rehabilitation and further agrees that Lessor shall have no liability for said interruptions. The preceding notwithstanding, Lessor agrees to not unreasonably disturb Lessee's use and occupancy of the Premises due to Lessor's Rehabilitation work pursuant to this Article 17A. Moreover, in the event Lessee is substantially unable for seven (7) days in the aggregate within any sixty (60) day period after written notice to Lessor, to conduct its business operations at the Premises due to Lessor's Rehabilitation work, then Minimum Rent payable by Lessee under this lease shall abate in an amount fair and equitable under the circumstances, for each day that Lessee is unreasonably disturbed in its use and occupancy of the Premises due to such Rehabilitation work.

     Lessee agrees to provide Lessor, his employees and independent contractors with access to the Premises at all reasonable times upon reasonable advance notice during Lessee's regular business hours or otherwise in order to enable Lessor to complete the aforementioned improvements to the Premises and rehabilitation work to the Building. Lessor agrees that it will use its reasonable efforts to have its employees and independent contractors work so as not substantially to interfere with Lessee's business. Lessor shall not be responsible for any damages, whether direct, indirect or consequential, to the Lessee, his business or the Premises arising out of the aforementioned improvements or rehabilitations.

     Lessor hereby indemnifies Lessee and holds Lessee harmless from and against any and all claims, liabilities, losses and causes of action arising out of injury to persons or property based upon the gross negligence or willful misconduct of Lessor, its agents, contractors, employees or servants in the performance of the Rehabilitation work.

     17B. RELOCATION. Lessee acknowledges that from time to time Lessor may desire to relocate Lessee to other portions of the Building or Complex in order to incorporate all or a portion of the Premises in portions of the Building to be leased to Lessees other than Lessee. Lessee further acknowledges that restriction of the right of Lessor to effect such a relocation would cause substantial damage to Lessor in the leasing of the Building. Accordingly, Lessee specifically acknowledges that Lessor shall have the right to substitute for the Premises other substantially similar space of equal or greater size in the Building or the Complex of approximately the same size provided that Lessor, at Lessor's sole cost and expense, shall make improvements to the substitute premises comparable to the improvements existing in to the Premises as of the date of said relocation and shall pay in advance all moving costs and further provided that the Base Rent and additional rent payable shall be the same as are payable in respect of the Premises. In the event Lessor desires Lessee to make such relocation, Lessor shall give written notice thereof to Lessee at least thirty (30) days prior to the date on which such relocation takes effect. Lessee agrees that upon notice from the Lessor that the substitute premises have been substantially completed, Lessee shall relocate to the substitute premises furnished by Lessor and yield up and deliver occupancy of the Premises to Lessor within fifteen (15) days thereof and shall, if requested by Lessor, enter into a suitable confirmatory amendment of this Lease to reflect Lessee's occupancy of the substitute premises.

     18. INDEMNIFICATION. The Lessee will save Lessor harmless, defend and will exonerate and indemnify Lessor, from and against any and all claims, liabilities or penalties:

(i) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating from the Premises, except to the extent resulting from or arising out of the negligence or willful misconduct of Lessor, its agents, employees or contractors.

(ii) on account of or based upon any injury to person, or loss of or damage to property, sustained on or occurring elsewhere in or about the Building arising out of the use or occupancy of the Building or Premises by the Lessee or by any person claiming by, through or under Lessee, except to the extent resulting from or arising out of the negligence or willful misconduct of Lessor, its agents, employees or contractors.

and in addition to and not in limitation of either of the foregoing subdivisions
(i) and (ii);

(iii) on account of or based upon any work or thing whatsoever done on the Premises.

and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceedings; and in case any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall at Lessee's expense resist or defend such action or proceeding and employ counsel reasonably satisfactory to Lessor. Notwithstanding anything herein to the contrary, for purposes of this Section 18, the term "Lessor" shall include the Lessor's managing agent.

     19. LESSEE'S INSURANCE.

1. Personal Property. All risks (including that of casualty, theft, and any other harm, damage or loss) to Lessee's personal property and to the personal property of others held by Lessee, and the loss of use of the same, shall be borne solely by Lessee and Lessee shall insure said risks in commercially reasonable amounts. In that regard, Lessee hereby releases Lessor and its managing agent (and indemnifies and holds them harmless) from and against any claims or liability for any casualty, theft, harm, damages or other loss to Lessee's personal property and to the personal property of others held by Lessee. As used herein, personal property includes, but is not limited to, all tangible and intangible goods and accounts, inventory, merchandise, fixtures, equipment and systems. Lessee shall purchase and maintain insurance in an amount adequate to repair or replace or otherwise cover its personal property (and the personal property of others held or leased by it, or otherwise on the Premises) and the tenant improvements and interior finish and build-out to the Premises.

2. Comprehensive Commercial Liability Insurance. Lessee agrees to maintain throughout the term of the lease, Comprehensive Commercial Liability Insurance written on an occurrence basis. Such insurance shall include coverage for personal injury, broad form property damage, host liquor, extended bodily injury and broad form contractual liability. As of the Commencement Date, the minimum limit of liability carried on such insurance shall be $1,000,000 combined single limit for each occurrence with any aggregate limit applying only to each of the following: personal injury and contractual liability. However, if the policy contains a general policy aggregate or an aggregate which applies to coverages other than the aforementioned coverages, the Lessee shall purchase minimum limits of $1,000,000 per occurrence/$2,000,000 aggregate per location.

3. Automobile Liability. Lessee agrees to maintain automobile liability insurance for owned, non-owned, and hired vehicles. The minimum limit of liability carried on such insurance, as of the Commencement Date, shall be ($1,000,000) each accident, combined single limit for bodily injury and property damage.

4. Workers Compensation. Lessee agrees to maintain workers' compensation insurance (including employer's liability insurance) at statutory limits.

     All policy limits, as of the Commencement Date, shall be at least equal to those stated above, and from time to time during the term shall be for such higher limits, if any, as are customarily carried in Boston with respect to similar properties.

     All insurance policies required in paragraphs 1 and 2 above shall designate the Lessor, as an additional insured. Lessee agrees that the insurance coverages required under sections number 1 through number 4 above shall be written by a company or companies authorized to do business in the Commonwealth of Massachusetts with an A.M. Best's rating of "A-", VIII or better. The liability coverage of the policies specified above in Paragraph 2 shall cover all business activities conducted by Lessee at the Premises.

     Lessee agrees to furnish the Lessor with Certificates of Insurance prior to the beginning of the term of the lease. Renewal Certificates of Insurance shall be delivered to the Lessor at least fifteen (15) days in advance of each renewal date. Such certificates shall state that in the event of cancellation or material change written notification shall be given to the Lessor at least thirty (30) days in advance of such cancellation or material change.

     20A. EMINENT DOMAIN AND DEMOLITION. If the Premises or any part thereof or the whole or any part of the Building are taken for any street or other public use, by lawful action of the City or other authorities, or if the Lessor or the Lessee are entitled to or receive any damages by reason of anything lawfully done in pursuance of any public authority, or if Lessor voluntarily elects to demolish the Building or any part of the Building, except as a consequence of fire or other casualty damage, then this lease and the term shall terminate at the election of the Lessor. Lessor may elect so to terminate this lease even if the entire interest of the Lessor is divested by such a taking. If, as a result of a taking, the Premises or any substantial portion thereof is taken such that the Premises is rendered unfit for its use and the Premises is not in fact restored by Lessor within nine (9) months after dispossession of the Premises or such substantial portion, then Lessee may elect to terminate this lease (effective upon dispossession of the Premises or such substantial portion), and if not terminated or if less than a substantial portion of the Premises is taken, the Minimum Rent and other charges shall be abated proportionately according to the nature and extent of the injury sustained by the Premises until the Premises and access thereto or, in the case of a taking, what may remain thereof, shall have been restored to a proper and tenantable condition, which restoration Lessor shall promptly conduct.

     In the event of a taking, any election to terminate shall be made by LESSOR not later than thirty (30) days after Lessor receives notice of such taking to be effective upon dispossession. The Lessor reserves and excepts from this lease all rights to damages resulting from the taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through or over the same, and by way of confirmation of the foregoing the Lessee hereby grants all rights to such damages previously accrued or accruing during the term to the Lessor, to have and to hold for the Lessor forever. Solely, in the case of Lessor's election voluntarily to demolish the Premises, Building or any material portion of the Building such that the use and occupancy of the Premises by Lessee is substantially impaired as stated above in this Article, Lessor must (i) give Lessee at least one (1) year prior termination notice, after which this lease shall terminate and be of no further recourse to either party except as to rights and obligations incurred prior to the termination date, and (ii) Lessor shall reimburse Lessee up to a maximum amount of $450,000.00 for the unamortized cost of the improvements (based on a forty-five month, straight-line amortization schedule) made to the Premises by Lessee with Lessor's consent, such payment to be made to Lessee within 30 days of its vacating the Premises.

     No award for any partial or entire taking of the Premises shall be apportioned. Lessor shall receive (subject to the rights of mortgagees of Lessor) and Lessee hereby assigns to Lessor any award which may be made and any other proceeds in connection with such taking, together with all rights of Lessee to such award or proceeds, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate of the Lessee; provided that nothing contained in this Section shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any separate award made to Lessee for (i) the taking of Lessee's personal property, or (ii) interruption of or damage to Lessee's business, or (iii) Lessee's moving and relocation costs.

     20B. FIRE AND OTHER DAMAGE; SUBROGATION.

     1. Fire and Other Damage - If the Building or any part thereof is partially damaged by fire or other casualty such that the Premises and the Building are not rendered substantially untenantable and Lessee is able to remain open for business, the damage thereto (except for damage to the Premises's interior finish and build-out and to Lessee's fixtures, property and equipment, for which Lessee shall be responsible) shall be restored by and at the expense of Lessor, and until such restoration shall be made, if all or any portion of the Premises are rendered unfit for Lessee's use and purpose, the rent and other charges shall be subject to an abatement to the extent fair and equitable, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent. Such restoration shall be made promptly by Lessor subject to delay which may arise by reason of adjustment of insurance, and for reasonable delay on account of "labor troubles" or any other cause beyond Lessor's control (excluding financial inability). Lessor shall not be liable for any inconvenience or annoyance to Lessee or for injury to the business of Lessee resulting from such excused delays.

     If the Building or the Premises is substantially damaged so as to be substantially untenantable by fire or other casualty or if Lessee's means of access to the Premises is materially obstructed, the rent and other charges shall be subject to an abatement to the extent fair and equitable as of the date of the fire or casualty, and continuing until Lessor completes its restoration obligations hereunder or until the term expires hereunder, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent, and the Lessor shall promptly restore the same (excluding Lessee's interior finish and build-out and Lessee's fixtures, property, and equipment), unless Lessor decides not to restore, in which event the Lessor may, within forty-five (45) days, after such fire or other cause, give Lessee a notice in writing of such decision and thereupon the term shall expire upon the thirtieth (30th) days after such notice is given, and the Lessee shall vacate the Premises and surrender the same to the Lessor. If the Building (excluding Tenant Improvements and Lessee's fixtures, property and equipment) is not in fact restored by Lessor within (i) nine (9) months after the fire or other casualty, the Lessee may terminate this Lease by written notice to Lessor within sixty (60) days after the end of the said nine (9) month period or (ii) if the fire or other casualty occurs during the final twelve (12) months of the lease term, Lessee may terminate this Lease by written notice to Lessor.

     The provisions of this Article 20B, shall govern in the case of damage or destruction of the Building or any part thereof and restoration thereof due to a fire or casualty notwithstanding any inconsistent Provisions of this Lease.

     Notwithstanding anything to the contrary contained in this Article 20B, the provisions hereof shall be subject and subordinate to the rights of institutions holding mortgages on the Building including the rights contained in any of Lessor's mortgage financing documents affecting the Building.

     2. Waiver of Subrogation - Lessor and Lessee hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, and irrespective of whether the releasor carries property insurance. Lessor and Lessee each agree that it will request its insurance carriers to include in its policies, whether or not such policies are required hereunder, a clause or endorsement to the effect that any such release shall not adversely affect said policies or prejudice the right of releasor to recover thereunder. In any of Lessee's property insurance policies with respect to the Premises which do not contain or which do not allow a waiver of subrogation rights, Lessee shall have Lessor designated thereon as an additional insured, and Lessee hereby agrees to defend, indemnify and hold Lessor harmless from any liability, loss, damage, or causes of action to which Lessor is subject due to or resulting from Lessee's failure to either maintain property insurance with waiver of subrogation rights or alternatively designate Lessor as an additional insured.

     21. DEFAULT AND BANKRUPTCY. The following shall constitute a default by Lessee under this Lease:

(a) The Lessee shall fail to make any payment or any installment of rent or other sum herein specified and such failure shall continue for five (5) days after written notice thereof; or

(b) The Lessee shall fail to observe or perform any other of the Lessee's covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such default shall reasonably require longer than thirty (30) days to cure, shall not within said period commence and diligently proceed to cure such default within sixty (60) days or sooner if practicable; or

(c) Lessee becomes insolvent or fails to pay its debts as they fall due; or if Lessee makes any trust mortgage of assignment for the benefit of creditors; or if Lessee proposes any composition, arrangement, reorganization or recapitalization with creditors; or if Lessee's leasehold hereunder or any substantial part of the property of Lessee is taken on execution or other process of law or is attached or subjected to any other involuntary encumbrance; or if a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Lessee, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or if any substantial part of the property of Lessee, and, in any case, if such appointment or taking of possession is not terminated within thirty (30) days after it first occurs; or if a petition is filed by or with the consent of Lessee under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors; or if a petition is filed against Lessee under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within thirty (30) days thereafter; or if Lessee dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation.

     In the event of a default, whether or not the Term shall have begun, Lessor may immediately, or at any time while such default exists and without further notice, terminate this Lease by notice to Lessee and this Lease shall come to an end on the date specified in such notice as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Lessee will then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided.

     The preceding notwithstanding, any notice required to be given by Lessor for any failure of Lessee to pay rent or other sums (prior to said failure being deemed an actionable default) shall be deemed satisfied by the serving by Lessor on Lessee at the Premises of a "notice to quit" so long as the same provides Lessee with the right to cure within at least five (5) days of service.

     22. LESSOR'S DEFAULT. Lessor shall not be deemed to be in default unless such default remains uncured for more than thirty (30) days following written notice from Lessee specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Lessor's liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall Lessor be liable for consequential or any indirect damages. The provisions of this Article are subject to the provisions of Articles 20A and 20B dealing with eminent domain and fire and other casualty.

     23. LESSOR'S REMEDIES. If this lease is terminated as provided in Article 21, Lessee shall forthwith pay to Lessor all sums which were due prior to the date of such termination and Lessee shall pay on the days originally fixed herein for the payment thereof amounts equal to the several installments of rent, adjusted rent, additional rent and any and all other charges as they would have become due if this lease had not been terminated.

     As a second alternative, at the election of Lessor, Lessee will, at the time of such termination, pay to Lessor, as liquidated damages, the amount of the excess, if any, of the present value at the time of termination of the total rent and other benefits which would have accrued to Lessor under this lease over and above the fair market rental value (in advance) of the Premises for the balance of the term. For the purpose of this paragraph, the total rent shall be computed by assuming that Lessee's Proportionate Share of Taxes, Operating Costs and other charges would be the amount thereof (if any) for the immediately preceding year of the term.

     As a third alternative, upon any such termination, at Lessor's election, Lessor shall have the right to declare all installments of rent, additional rent and other charges payable hereunder for the next one (1) full year to be immediately due and payable as liquidated damages and not as a penalty.

     In addition to the foregoing (and whether or not the Lease is terminated upon a default), Lessee agrees (i) to indemnify and save Lessor harmless from and against all reasonable expenses together with interest at the rate of 1.5% per month which Lessor may incur in collecting such amount or in obtaining possession of, or in re-letting the Premises, or in defending any action arising as a result of or in connection with a default, including, without limitation, legal expenses, attorneys' fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental; (ii) that Lessor may re-let the Premises or any part or parts thereof, either in the name of Lessor or otherwise for a term or terms which may, at Lessor's option, be less than or exceed the period which would otherwise have constituted the balance of the term and may grant concessions or free rent for a reasonable time. The failure of Lessor to re-let the Premises or any part thereof shall not release or affect Lessee's liability for damage, but Lessor does agree to use reasonable efforts to re-let the Premises in order to mitigate Lessee's damages. Any suit brought to collect the amount of deficiency for any month shall not prejudice the right of Lessor to collect the deficiency for any subsequent month by a similar proceeding. Lessor may make such alterations, repairs, replacements and decorations on the Premises which in Lessor's sole judgement are advisable or necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not release Lessee from any liability. In the event the Premises are re-let by Lessor, Lessee shall be entitled to a credit in the net amount of rent received by Lessor, after deduction of all expenses incurred in connection with Lessee's default, re-letting the Premises and in collecting the rent, except in the event Lessor has chosen the second or third alternative as a remedy in which event Lessee shall not be entitled to any credit.

     Lessee further agrees that, if on the Expiration Date or other termination date, Lessee does not surrender the Premises or fails to remove any of its property from the Premises and Lessor obtains an order of eviction then Lessor may enter the Premises for the purpose of removing Lessee's good and effects, without prejudice to any other remedies, and Lessor may remove and store such goods and effects at Lessee's expense, Lessee hereby granting Lessor an irrevocable power of attorney to accomplish same, but for no other purpose.

     24. NOTICE. Any notice from the Lessor to the Lessee, shall be in writing (except as otherwise may be permitted in this lease) and shall be deemed duly served if delivered to the Premises by a recognized delivery service or constable utilizing a return receipt or return of service addressed to the Lessee; or if mailed to the Premises, or to such other address as the Lessee may from time to time advise Lessor in writing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Lessee. Prior to the Commencement Date, all notices to Lessee shall be delivered or sent to Lessee at its address stated in the first paragraph of this lease. A copy of all notices to Lessee shall also be sent by first class mail or by certified mail, return receipt requested, or delivered by a national commercial overnight or express delivery service, addressed as follows:

           Endogen, Inc.
           30 Commerce Way
           Woburn, Massachusetts
           Attn:  President

           and

           Testa Hurwitz & Thibeault, L.L.P.
           125 High Street
           Boston, MA  02110
           Attn.:  Real Estate Department

     Any notice from the Lessee to the Lessor, shall be in writing and shall be deemed duly served, if delivered to Lessor by a recognized delivery service utilizing a return receipt or mailed to the Lessor by registered or certified mail, return receipt requested, postage prepaid, addressed to the Lessor at such address as the Lessor may from time to time advise in writing. All notices to Lessor, unless otherwise directed in writing by Lessor, shall be delivered or sent to the Lessor at:

           c/o Berkeley Investments, Inc.
           101 Federal Street
           Boston, Massachusetts  02110
           Attention:  Mr. Peter Merrigan

With a copy to:

           Carl Valeri, President
           The Hamilton Company
           39 Brighton Ave.
           Boston, Massachusetts  02134

     25. SURRENDER. The Lessee shall at the expiration or other termination of this lease remove all Lessee's goods and effects from the Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Lessee, either inside or outside the Premises). Lessee shall deliver to the Lessor the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises (unless otherwise agreed in writing), in the same condition in which the Premises were in on the Commencement Date, reasonable wear and tear, damage by fire or other casualty and eminent domain only excepted. If the lease term terminates by acceleration or expiration of time and Lessee does not surrender the Premises and remove his effects from the Premises, and Lessor obtains an order of eviction from a court, then Lessor may enter the Premises for the purpose of removing Lessee's goods and effects, without prejudice to any other remedies, and Lessor may remove and store such goods and effects at Lessee's expense, Lessee hereby granting Lessor an irrevocable power of attorney to accomplish the same, but for no other purpose.

     26. BROKERAGE. Lessor and Lessee each warrant and represent that it has not negotiated with any broker other than Hunter Emerson of CB Commercial and Keith Coulter of McPherson Corporation, whose commission is to paid by Landlord in connection with this Lease, and each party agrees to hold the other harmless if such warranty or representation is untrue.

     27. Intentionally Deleted.

     28. HOLDOVER. If the Lessee remains on the Premises beyond the expiration or earlier termination of this lease, such holding over shall not be deemed to create any tenancy at will, but the Lessee shall be a tenant at sufferance only, at a rate equal to two (2) times the annual rent and other charges for the last year under this lease and also for all additional rent otherwise due and payable and all damages sustained by Landlord on account of such holding over. The provisions of this Section shall not operate as a waiver of any right of reentry provided in this Lease. However, all other conditions of this lease to be performed by Lessee shall continue in force.

     29. LIABILITY. Lessee hereby agrees that any judgement, decree or award obtaining against the Lessor which is related to this lease, the Premises or the Lessee's use or occupancy of the Premises or the building, whether at law or in equity, shall be satisfied out of the Lessor's equity in the land and building, and further agrees to look only to such assets and to no other assets of the Lessor for satisfaction. Lessor's liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall Lessor or Lessee be liable for consequential or any indirect damages.

     30. NON-WAIVER PROVISION. No acceptance by Lessor of a lesser sum than the rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installments of such rent or charge due, nor shall any endorsement or statement on any check or any charge be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such installment or pursue any other remedy provided in this Lease.

     31. NO OFFER TO LEASE. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery hereof by Lessor and by Lessee, and until such execution and delivery, Lessor shall not in any way be bound to enter into a lease with Lessee for the Premises.

     32. PARTIAL INVALIDITY. The invalidity of one or more phrases, sentences, clauses or articles shall not affect the remaining portions of this lease, and if any part of this lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this lease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted.

     33. NO RECORDING. This lease shall not be recorded, however a notice of lease in statutory form may be recorded by Lessee.

     34. ADDENDA. The Addenda attached hereto are incorporated herein by reference.

     35. TRUSTEE AS LESSOR. If the Lessor is a trust or a trustee or trustees, it is agreed that no trustee nor any beneficiary under any agreement or declaration of trust under which said trust exists or by virtue of which such trustees act, shall be personally liable under any of the covenants or agreements of the parties expressed herein or implied hereunder, or otherwise because of anything arising from or connected with the use and occupation of the demised Premises by the Lessee, and the parties agree that any and all claims arising or accruing to them hereunder shall be enforced and satisfied only against the assets and property of said trust and not in any case against said trustees or any of them or their successors in trust individually.

     36. AUTHORITY. Lessee hereby covenants, represents and warrants that Lessee is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the Commonwealth of Massachusetts (a copy of evidence thereof to be supplied to Lessor upon request); and that each person executing this Lease on behalf of Lessee is an officer of Lessee and that he or she is duly authorized to execute, acknowledge and deliver this Lease to Lessor (a copy of a resolution to that effect to be supplied to Lessor upon request).

Lessor hereby covenants, represents and warrants that Lessor is a duly formed Massachusetts limited partnership and is authorized to do business in the Commonwealth of Massachusetts (a copy of evidence thereof to be supplied to Lessee upon request); and that each person executing this Lease on behalf of Lessor is duly authorized to execute, acknowledge and deliver this Lease to Lessee.

     IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 29th day of July, 1996.

LESSOR:  LANDMAN OMNIBUS XI LIMITED PARTNERSHIP

     BY: LANDMAN XI CORPORATION, ITS GENERAL PARTNER

     BY: /s/   Sig.
     -------------------
        [Name]

     ADDRESS: c/o Berkeley Investments, Inc., 101 Federal Street, Boston, Massachusetts 02110


LESSEE:  ENDOGEN, INC.

     BY: /s/ Owen A. Dempsey
     --------------------------------
        Name: Owen A. Dempsey
        Title: President & CEO

ADDENDUM #1:  RULES AND REGULATIONS

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any lessee or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Lessor. There shall not be used in any space, or in the public hall of the building, either by a lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No Lessee shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Lessor.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of Lessee may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to Lessor.

     6. Except with prior written consent of Lessor and as Lessor may direct, no Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. Except with the prior written consent of Lessor, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or mechanism thereof. If requested, Lessee shall provide Lessor with a copy of a key for all new locks or bolts. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys either furnished to or otherwise procured by such Lessee. In the event of the loss of any keys furnished to Lessee, Lessee shall pay to Lessor the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only by way of loading docks or in an alternative way approved by Lessor and only during hours and in a manner approved by Lessor.

     9. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

     10. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

     11. Except as permitted in Addendum #2 attached hereto, Lessee shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

ADDENDUM #2:  HAZARDOUS SUBSTANCES

     As used herein, the following definitions shall apply:

     1. "Hazardous Substance" means any substance, waste or material which is deemed hazardous, toxic, a pollutant or contaminant under any federal state or local statute, law, ordinance, rule regulation, or judicial or administrative order or decision, now or hereafter in effect.

     2. "Hazardous Substance on the Premises" means any hazardous substance present in, on, near or emanating from the Premises or at the surface or below the surface thereof. As used in this Addendum, the term "Premises" includes, in addition to the leased Premises, the building(s) and grounds of which it is a part.

     3. "Applicable Law" shall mean all federal, state and local statutes, laws, ordinances, rules and regulations and judicial and administrative orders, rulings and decisions that are applicable now or in future to the Premises or any portion thereof or to any activity which shall take place thereon.

     Lessee shall not generate, store, release, dispose of or otherwise handle any Hazardous Substance on the Premises except for those substances listed on schedule A attached hereto; moreover, Lessee shall not take any action, conduct any activity or fail to take any action which causes contributes, or is likely to cause or contribute to, a threat of release of any Hazardous Substance on the Premises.

     Lessee furthermore shall not install or cause to be installed any chemical, oil or gasoline storage tank(s) on, under or around the Premises and it shall not install or cause to be installed on, around or under the Premises any transformers or other equipment which contain PCBs or other Hazardous Substances.

     Lessee shall defend, indemnify and hold harmless Lessor and any mortgagee of the Premises from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation attorneys' fees, consultants' fees, and clean-up costs, resulting from the presence of, release of, or threat of release of, any Hazardous Substance on the Premises, or arising from the action or inaction of Lessee, its employees, invitees, contractors, and agents, or arising out of the generation, storage, treatment, handling, transportation, disposal or release ( or threat of release) by Lessee its employees, invitees, contractors and agents of any Hazardous Substance at or near the Premises, or arising out of any violation(s) by the same of any Applicable Law regarding Hazardous Substances; provided that Lessee shall have no liability with respect to Hazardous Substances on the Premises as of the date of this lease ("Predecessor Contamination").

     Lessor hereby agrees to defend, indemnify and hold harmless Lessee from any direct damages (but not for any indirect or consequential damages) which Lessee may suffer by reason of any enforcement action by any state, local or government authority arising out of Predecessor Contamination (the foregoing indemnity of Lessor being referred to as the "Predecessor Contamination Indemnity"), provided further that the Predecessor Contamination Indemnity shall not extend to, and Lessee shall indemnify and hold harmless Lessor to the extent that (i) the Predecessor Contamination was increased in severity by any action of Lessee, or
(ii) the removal, clean-up or remediation of the Predecessor Contamination was made more difficult and/or expensive by any action of Lessee.

     Except for any Predecessor Contamination (to the extent that the Predecessor Contamination was not increased in severity by any action of Lessee, or (ii) the removal, clean-up or remediation of the Predecessor Contamination was not made more difficult and/or expensive by any action of Lessee), Lessee shall remove, clean-up and remedy any Hazardous Substance on the Premises, or any threat of release of Hazardous Substance on the Premises to the extent required by Applicable Law, and Lessee shall be obligated to continue to pay Base Rental, Additional Rents and other sums due under the Lease until such removal, clean-up or remedy is completed in accordance with Applicable Laws, whether or not the term of this Lease shall terminate or expire. Lessee hereby grants Lessor the right to inspect the Premises throughout the term of this Lease, to determine that Lessee is in compliance with Applicable Laws and Lessee agrees to provide Lessor with all information necessary to ascertain that Lessee is in compliance with Applicable Laws.

     Lessee shall comply with all provisions of Massachusetts General Laws Chapter 21E, the Massachusetts Oil and Hazardous Material Release Prevention Act (the "Act"), and in that regard shall comply with all "operator" obligations therein including the reporting and requirements of Section 7 thereof.

     Any release or threat of release of any Hazardous Substance on the Premises arising from the action or inaction of Lessee, its employees, invitees, contractors, or agents, any breach by Lessee of its obligations under this Addendum, or any violation by Lessee of the provisions of the Act shall constitute a default by Lessee under the Lease. In the event of such a default, notwithstanding the provisions of Paragraph 21, Lessor shall have the additional right, but not the obligation, to take any action or perform any act required by this Addendum of the Lessee to such extent and in such manner as Lessor deems appropriate, including paying necessary costs, fees and attorneys' fees. The making of any such payment or the performing of any such act by the Lessor shall not waive or release the Lessee from its obligations and agreements hereunder. All amounts so paid by Lessor shall be immediately due and payable by Lessee to Lessor on demand, as additional rent with interest thereon at the rate of three percent over the prime rate of interest announced from time to time by the First National Bank of Boston.

     Lessor, in addition and not in limitation of its rights in the preceding paragraph, shall have the right to enforce Lessee's obligations under this addendum by taking legal action seeking among other things, injunctive relief.

ADDENDUM #3: TRASH/GARBAGE; PESTS

Lessee shall be responsible at its expense for disposal of all trash, garbage and waste generated by its use, and shall store the same within the Premises only on a temporary basis with trash removal from the Premises to occur on a daily basis so that no trash or garbage accumulation occurs within the Premises. Moreover, Lessee shall not store or cause to be disposed any trash, garbage, waste or debris of any sort in or on any of the grounds of the Building or of the property or complex. Lessee shall maintain in force a service contract with a trash removal company for said daily removal of its trash and provide Lessor with a copy of the same. Lessee shall store the same in an appropriate container, of a type approved by Lessor, to be located within the Premises. Lessee shall maintain the immediate area around such container and also the grounds around its Premises to be free of trash, garbage, rubbish or other like encumbrances. If required by Lessor, Lessee shall engage or provide for such additional removal or disposal service or activities as in Lessor's reasonable judgement shall be necessary to maintain the Premises and the Building and its grounds free from Lessee's garbage, rubbish, trash or other like encumbrances.

At its expense, Lessee shall be responsible for keeping its Premises free of all rodents and pests. In that regard, it shall maintain in force a monthly service contract with a professional extermination company and shall take all other necessary steps to keep infestation free from the Premises (and other parts of the Building if said other parts experience pest problems related to the use of or activities at the Premises).

ADDENDUM #4:  OPTION TO EXTEND AT MARKET

Lessee, having at all times faithfully performed all of the terms and conditions of this lease such that Lessee (i) has not been sent more that two (2) notices of default relating to a default beyond applicable cure periods and (ii) is not in default at the time of Lessee's notice of its election to extend the Lease or at the time of such extension pursuant to such election, shall have the option to extend this lease under the same terms and conditions of this lease except for rent, adjustments to rent, and tax clause, and except for this option, for two (2) years, provided Lessee complies with the provisions stated below: The time periods herein set forth are of the essence, and the requirements for the exercise of its option shall be strictly construed.

a. Upon Lessor's receipt of written notice, sent by certified mail return receipt requested, from Lessee that Lessee wishes to extend the term of this Lease on or before six (6) months prior to the Expiration Date (which time period is deemed of the essence), Lessor shall, within thirty (30) days of receipt of such notice by the Lessee, notify the Lessee in writing of the proposed minimum rent, adjusted rent and additional rent due to taxes for the extension term (the "Fair Market Rent").

b. Within thirty (30) days after receipt of Lessor's proposed terms, Lessee will notify Lessor in writing either of its acceptance of the proposed terms, or of its rejection of the proposed terms. Lessor's failure to receive Lessee's written notice within the prescribed period shall be deemed a rejection. Upon such rejection, Lessee's option herein to extend shall be deemed revoked and without any further force and effect.

If Lessor and Lessee are unable to agree on the Fair Market Rent within such 30-day period, the Fair Market Rent shall be determined according to the following procedures:

     (a) At any time after such 30-day period, Lessor and Lessee each shall have the right, by written notice (a "Notice of Arbitration") to the other, to demand arbitration of the calculation of the Fair Market. The party demanding arbitration (the "first party") shall appoint an arbitrator in the Notice of Arbitration. Within seven days after the Notice of Arbitration is given, the other party (the "second party") shall by notice to the first party appoint a second arbitrator. If the second party fails to appoint a second arbitrator within such seven-day period, the position taken by the first party shall be deemed to be the correct calculation of the Fair Market Rent.

     (b) Within fourteen days after the designation of the second arbitrator, the two arbitrators shall conduct such investigations as they deem appropriate and determine the correct calculation of the Fair Market Rent. The arbitrators, or either of them, shall give notice of such resolution (or notice of their inability to reach agreement, as the case may be) to the Lessor and the Lessee within such fourteen-day period. Any agreement of the two arbitrators shall be binding upon the Lessor and the Lessee.

     (c) If the two arbitrators are unable to reach an agreement within such fourteen-day period, the two arbitrators shall, within such fourteen-day period, designate a third arbitrator. If the two arbitrators fail to agree upon the designation of a third arbitrator within such fourteen-day period, then they or either of them shall give notice of such failure to agree to Lessor and Lessee within such fourteen-day period. If Lessor and Lessee fail to agree upon the selection of a third arbitrator within seven days after the arbitrators give such notice, then either party on behalf of both may apply to the president of the Greater Boston Real Estate Board or, on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

     (d) Within fourteen days after the designation of the third arbitrator, the third arbitrator shall conduct such investigations as he or she may deem appropriate and determine the correct calculation of the Fair Market Rent. Within such fourteen-day period, the third arbitrator shall give notice of such resolution to Lessor and Lessee. The third arbitrator's determination shall be binding upon Lessor and Lessee.

     (e) All arbitrators shall be qualified real estate professionals who shall have had at least ten years of experience appraising buildings substantially similar to the Building in the Greater Woburn area. Lessor and Lessee shall each be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators shall not make any determination inconsistent with the terms of this Lease. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the arbitrator(s) shall be conclusive and shall have the same force as a judgment in a court of competent jurisdiction. Judgment on the determination made by the arbitrator(s) under the foregoing provisions may be entered in any court of competent jurisdiction.

     (f) Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party and one-half of the other fees, costs and expenses of arbitration properly incurred under this Lease.

     (g) If, for whatever reason, Lessee has not in fact extended this lease within the period ending thirty (30) days before the Expiration Date, this option shall expire and Lessee shall have no further right to extend its tenancy beyond the Expiration Date. In this event Lessor shall be free to rent the Premises to whomever it chooses, on any terms it chooses, free and clear of this option.

ADDENDUM #5: EQUIPMENT TO BE REMOVED BY LESSEE

See attached list incorporated herein by reference


                                                      ADDENDUM #5

Equipment which may be removed:

Tissue Culture Hoods

Incubators

Fermentation Equipment

Centrifuges

Freezers, refrigerator, cold rooms

Computers (computer controllers, computer hubs, computer network architecture) communication equipment (telephone system)/copies

Office furniture (cubes, chairs, desks, and file cabinets)

Water purification systems

Autoclaves

General laboratory equipment and instruments (plate readers, spectrophotometers, scales, balances, pumps, gel apparatus, power supplies, hot plates, stirrers, glassware, protein purification equipment, small lyophilizer, shaking incubators, plate coaters, sealing and capping and labeling equipment etc.

Dishwashers

Kitchenette equipment

Emergency power generator

Shelving

Specified lab benches and cabinets

Water Coolers and related filters and connection

White Boards



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

ADDENDUM #6


                                 [FLOOR PLAN]

                              CLERK'S CERTIFICATE
                              -------------------

     I, Daniel Burns, Clerk of Endogen, Inc. hereby certify that the Corporation is authorized as Lessee, to enter into a Lease with Landman Omnibus XI Limited Partnership, as Lessor, for approximately 12,144 square feet of first (1st) floor space, at 30 Commerce Way, Woburn, Massachusetts 01801, with said Lease to be for a term of three (3) years and three (3) months at a rent of $103,224.00 for the first year, as adjusted by the terms of this Lease, a copy of which Lease is hereby attached and made a part hereof.

     I further certify that Owen A. Dempsey, President & CEO of the Corporation, has authority to execute and deliver to the Lessor the Lease on behalf of the Corporation upon the above terms.

     WITNESS my hands and seal of the Corporation, this 29th day of July, 1996.


                               /s/ Daniel Burns
                               -------------------
                               Daniel Burns, Clerk


                                                          (Affix Corporate Seal)

                                                                          [Seal]

                                      34